Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT RELATES TO AN EXTENSION OF CREDIT BY ZAXIS INTERNATIONAL INC., A DELAWARE CORPORATION, TO EMERALD MEDICAL APPLICATIONS LTD., A PRIVATE COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF ISRAEL, IN AN OFFSHORE TRANSACTION BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").

Dated: February 2, 2015

1. The Loan.
1.1 Zaxis International Inc., a corporation organized under the laws of the State of Delaware, with offices located at 42 Ben Zvi Street, Ramat Gan 5224747 Israel (the "Lender"), hereby undertakes to lend to Emerald Medical Applications Ltd, a company organized under the laws of the State of Israel with offices located at 1 Emek Ayalon St., Modi'in Israel (the "Borrower"), the sum of ninety thousand (US$90,000) US dollars (the "Loan") pursuant to the terms of this loan agreement (the "Loan Agreement"). The Lender and the Borrower are sometimes referred to, individually, as a "Party" and collectively, as the "Parties."
1.2 The Loan shall bear the minimum interest rate applicable pursuant to the Israeli Tax Ordinance [New Version] and the regulations promulgated thereunder from the date the Loan was actually received by the Company and until conversion or repayment in accordance with the provisions of this Loan Agreement.
1.3 Subject to the terms hereof, this Loan Agreement will be effective as of the date first set above.

2. Loan Funding and Agreements.
2.1 The Parties understand, acknowledge and agree that the Loan proceeds shall be funded by the Lender based upon and pursuant to the terms of a separate Memorandum of Understanding executed by and between the Parties dated December 30, 2014, a copy of which attached hereto and made a part hereof (the "MOU").
2.2 The Parties further understand, acknowledge and agree that the MOU was executed in contemplation of the closing of a definitive agreement and share exchange between the Parties (the "Definitive Agreement") pursuant to which the Borrower would become a wholly-owned subsidiary of the Lender in a reverse merger transaction (the "Reverse Merger").
2.3 The Parties further understand, acknowledge and agree that as a condition to the closing of the Reverse Merger, the Lender agreed to raise the sum of eight hundred thousand (US$800,000) US dollars from investors of the Lender in consideration for the issuance of Lender's securities, on terms and conditions to be agreed upon by the Parties (the "Capital Raise"), the funds of which are intended for the benefit of the Borrower.
2.4 The Parties further understand, acknowledge and agree that the Loan proceeds shall be applied to, and constitute an advance by the Lender, under its obligations related to the Capital Raise.

3. Repayment and Mandatory Conversion.
3.1 In the event that the Reverse Merger does not occur by July 12, 2015, the principal amount of the Loan together with accrued interest shall be automatically converted into ordinary shares of the Borrower having par value of NIS0.01 each, based upon an agreed upon company pre-money valuation of the Borrower of Two Million (US$2,000,000) US dollars.
3.2 In the event that the Reverse Merger shall occur prior to July 12, 2015 and the entire Capital Raise has been duly raised by the Lender and provided to the Borrower, then the Loan shall be repaid to the Lender from the proceeds of the Capital Raise.

4. Provision of the Loan.
The Lender will fund the Loan proceeds as provided in Section 2 above within 2 days of the execution of this Agreement on best efforts basis.

5. Representations, Warranties and Covenants of the Parties.
5.1 The Borrower acknowledges and agrees that it is not a "U.S. Person," as that term is defined in Rule 902 of Regulation S promulgated by the SEC under the Securities Act of 1933, as amended (the "Act").
5.2 Each of the Parties has the requisite authority to enter into this Loan Agreement and consummate the transactions contemplated hereby and further represents and warrants to and covenants to the other Party (which representations, warranties and covenants will survive the execution and delivery of this Loan Agreement) that: (i) such Party has the legal capacity to enter into and execute this Loan Agreement and to take all actions required pursuant hereto; (ii) such Party is a corporation duly incorporated and validly subsisting under the laws of its territory of incorporation as set forth above and all necessary approvals have been obtained to authorize execution and performance of this Loan Agreement on behalf of such Party; and (iii) the entering into of this Loan Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the corporate documents of, such Party or of any agreement, written or oral, to which such Party may be a party or by which such Party is or may be bound.
6. Governing Law.
This Loan Agreement shall be construed in accordance with and is governed by the laws of the State of Delaware. The Parties irrevocably agree to the exclusive jurisdiction of the courts of the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any suit, action or proceeding arising out of or in connection with, this Loan Agreement or the transactions contemplated hereby and irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such party in the manner provided in this Loan Agreement shall be deemed effective service of process on such party.

7. Interpretation.
Whenever possible, each provision of this Loan Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Loan Agreement shall be prohibited by or invalid under applicable law or in a specific jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity (or solely with respect to the jurisdiction in which it is deemed ineffective or invalid), without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

8. Assignment.
This Loan Agreement and the obligations of the Parties hereunder may not be assigned or delegated without the prior written consent of the other Party, which the other Party may grant, condition or withhold in its sole discretion. The provisions of this Loan Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9. Entire Agreement.
As between the Parties, this Loan Agreement and the MOU constitute the entire agreement between the Parties with respect to the Loan and this Loan Agreement is being executed and delivered in contemplation of the execution of the Definitive Agreement and the closing of the Reverse Merger. Nothing to the contrary herein notwithstanding, this Loan Agreement is not intended to derogate from any agreement or understanding of the Borrower with any third parties.

10. Severability.
The invalidity or unenforceability of any particular provision of this Loan Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Loan Agreement.

11. Notices.
All notice and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notice to the Lender and/or the Borrower will be directed at the addresses set forth above unless another address will be provided by the Lender or the Borrower.

12. Counterparts and Electronic Means.
This Loan Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute and original and all of which together will constitute one instrument. Delivery of an executed copy of the Loan Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Loan Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF, the Borrower has duly executed this Loan Agreement as of the date of acceptance by the Lender and the funding by the Lender of the Loan.

Emerald Medical Applications Ltd. (Borrower)                                 Zaxis International Inc. (Lender)
/s/: Lior Wayn                                                                                       /s/: Liron Carmel
Lior Wayn, CEO                                                                                    Liron Carmel, CEO